                              AMENDMENT NO. 3 TO
                              CREDIT AGREEMENT

          THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this "AMENDMENT") effective as of September 30, 1998, by and among VARI-LITE INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), SUNTRUST BANK, ATLANTA, BROWN BROTHERS HARRIMAN & CO., CHASE BANK OF TEXAS, N.A. (FORMERLY KNOWN AS TEXAS COMMERCE BANK NATIONAL ASSOCIATION), COMERICA BANK-TEXAS and THE FIRST NATIONAL BANK OF CHICAGO (collectively, the "LENDERS"), SUNTRUST BANK, ATLANTA, as agent and collateral agent for the Lenders (in such capacities, the "AGENT" and "COLLATERAL AGENT", respectively), and BROWN BROTHERS
HARRIMAN & CO, as co-agent for the Lenders (in such capacity, the "CO-AGENT").

                             W I T N E S S E T H:

          WHEREAS, BORROWER, THE LENDERS, THE AGENT, THE COLLATERAL AGENT, AND THE CO-AGENT ARE PARTIES TO A CERTAIN MULTICURRENCY CREDIT AGREEMENT DATED AS OF DECEMBER 19, 1997, AS AMENDED BY A CERTAIN AMENDMENT NO. 1 TO CREDIT AGREEMENT DATED AS OF APRIL 21, 1998, AND AS AMENDED BY A CERTAIN AMENDMENT NO. 2 TO CREDIT AGREEMENT DATED AS OF JULY 31, 1998 (AS SO AMENDED, THE "CREDIT AGREEMENT"; defined terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement);

          WHEREAS, Borrower has requested, and the Lenders have agreed, that the Credit Agreement be amended to make certain modifications therein, all as more specifically set forth below;

          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

          1.1 SECTION 1.01 of the Credit Agreement is hereby amended by deleting in their entirety the defined terms "ADJUSTED LIBO RATE", "ADJUSTED SPECIAL LIBO RATE", "APPLICABLE COMMITMENT FEE RATE", "APPLICABLE MARGIN", "BUSINESS DAY", "COMMITMENT", "CONSOLIDATED EBIT", "CONSOLIDATED RENTAL EXPENSE", "CURRENCY", "FIXED CHARGE COVERAGE RATIO", "MASTER SYNDICATED LOAN COMMITMENT", "MULTICURRENCY

SYNDICATED LOAN SUBCOMMITMENT", "PLEDGE AGREEMENTS", "PLEDGED STOCK", "SECURITY DOCUMENTS", "SWING LINE ADVANCE", "SWING LINE BORROWING NOTICE", "SWING LINE COMMITMENT", "SWING LINE LENDER", "SWING LINE LOANS", and "SWING LINE NOTE" and their accompanying definitions, and substituting in lieu thereof the following defined terms and accompanying definitions:

          "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for a Euro Advance, the sum of (i) the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 MINUS the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), PLUS (ii) a percentage sufficient to compensate the Lenders for the cost of complying with any reserves, liquidity and/or special deposit requirements directly or indirectly affecting the maintenance or funding of such Advance imposed by the Bank of England or any other central bank or governmental or quasi-governmental authority of any jurisdiction that is an issuer of a Currency or the Council of the European Union.

          "ADJUSTED SPECIAL LIBO RATE" shall mean, with respect to a Euro Advance, the sum of (i) the rate obtained by dividing (a) Special LIBOR as in effect from time to time by (b) a percentage equal to 1 MINUS the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), PLUS (ii) a percentage sufficient to compensate the Lenders for the cost of complying with any reserves, liquidity and/or special deposit requirements directly or indirectly affecting the maintenance or funding of such Advance imposed by the Bank of England or any other central bank or governmental or quasi-governmental authority of any jurisdiction that is an issuer of a Currency or the Council of the European Union.

          "APPLICABLE COMMITMENT FEE RATE" shall mean (x) through September 30, 1998, the rate determined pursuant to the definition of "Applicable Commitment Fee Rate" as defined in the Agreement immediately prior to the effectiveness of Amendment No. 3, and (y) on and after October 1, 1998, the rate for any date to be used to calculate commitment fees payable by Borrower pursuant to Section 3.05, expressed as a percentage and determined from the chart set forth below based on Borrower's Adjusted Fund Debt/EBITDA Ratio calculated as the relevant determination date:

          ADJUSTED FUNDED                      APPLICABLE COMMITMENT
          DEBT/EBITDA RATIO                           FEE RATE
          ----------------------------------------------------
          Greater than or equal to
          2.50:1.00                                    0.500%

          Less than 2.50:1.00, but
          greater than or equal to
          2.00:1.00                                    0.375%

          Less than 2.00:1.00, but
          greater than or equal to
          1.00:1.00                                    0.250%

          Less than 1.00:1.00                          0.200%

     The Adjusted Funded Debt/EBITDA Ratio and the resulting Applicable Commitment Fee Rate shall be determined quarterly, based upon the financial statements delivered to the Lenders pursuant to Section 6.07(a) or Section 6.07(b) hereof, as the case may be, in accordance with Section 6.08(b), with such Applicable Commitment Fee Rate to be effective with respect to calculations based upon the financial statements delivered pursuant to
     Section 6.07 as of the 1st day of the 2nd fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered (for example, the Applicable Commitment Fee Rate effective as of the 1st day of the 3rd fiscal quarter shall be calculated based on the financial statements delivered for the 1st fiscal quarter of Borrower). Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the financial statements and certificates when required by
     Section 6.07(a), (b), and (c), as applicable (and the cure period set forth in Section 8.02 hereof shall have expired), the Applicable Commitment Fee Rate shall be 0.500%.

          "APPLICABLE MARGIN" shall mean (x) with respect to all outstanding Euro Advances through September 30, 1998, the percentage determined pursuant to the definition of "Applicable Margin" as defined in the Agreement immediately prior to the effectiveness of Amendment No. 3, and
     (y) on and after October 1, 1998, with respect to all outstanding Euro Advances for any day, the applicable percentage determined from the chart set forth below based on Borrower's Adjusted Funded Debt/EBITDA Ratio calculated as of the relevant determination date:

          ADJUSTED FUNDED                      APPLICABLE
          DEBT/EBITDA RATIO                      MARGIN
          ---------------------------------------------
          Greater than or equal to


          3.00:1.00                               3.50%

          Less than 3.00:1.00, but
          greater than or equal to
          2.50:1.00                               3.00%

          Less than 2.50:1.00, but
          greater than or equal to
          2.00:1.00                               2.50%

          Less than 2.00:1.00, but
          greater than or equal to
          1.50:1.00                               2.00%

          Less than 1.50:1.00, but
          greater than or equal to
          1.00:1.00                               1.50%

          Less than 1.00:1.00                     1.00%

     The Adjusted Funded Debt/EBITDA Ratio and the resulting Applicable Margin shall be determined quarterly, based upon the financial statements delivered to the Lenders pursuant to Section 6.07(a) or Section 6.07(b) hereof, as the case may be, in accordance with Section 6.08(b), with such Applicable Margin to be effective with respect to calculations based upon the financial statements delivered pursuant to Section 6.07 as of the first day of the second fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered (for example, the Applicable Margin effective with respect to all outstanding Euro Advances as of the first day of the third fiscal quarter shall be calculated based upon the financial statements delivered for the first fiscal quarter of Borrower). Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the financial statements and certificates when required by Section 6.07(a), (b), and (c), as applicable (and the cure period set forth in Section 8.02 hereof shall have expired), the Applicable Margin with respect to the Euro Advances then outstanding shall be 3.50%.

          "BUSINESS DAY" shall mean (i) with respect to any borrowing, payment or rate selection of Euro Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Atlanta, Georgia, Dallas, Texas, and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars and each of the Currencies are carried on in the London interbank market (and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in the EURO, a day upon which such clearing system as is determined by the Agent to be suitable for clearing or settlement of the EURO is open for business), and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Atlanta, Georgia, Dallas, Texas, and New York, New York for the conduct of substantially all of their commercial lending activities.

          "COMMITMENT" shall mean (i) for any Lender at any time, any of its Master Syndicated Loan Commitment or Multicurrency Syndicated Loan Subcommitment, and (ii) for any Swing Line Lender at any time, its Swing Line Commitment, in each case as the context may require.

          "CONSOLIDATED EBIT" shall mean, for any fiscal period of Borrower, an amount equal to the sum for such fiscal period of (i) Consolidated Net Income (Loss), PLUS (ii) to the extent subtracted in determining such Consolidated Net Income (Loss), (x) provisions for taxes based on income, and (y) Consolidated Interest Expense for such period, and MINUS (iii) any items of gain (or PLUS any items of loss) not realized in the ordinary course of business that were included (or any items of loss that had been excluded) in determining such Consolidated Net Income (Loss), including without limitation, one-time gains or losses associated with the sale of any Subsidiary of Borrower and one-time gains or losses recognized in connection with the settlement of any pending litigation; PROVIDED, HOWEVER, that in connection with the sale of Irideon, Inc. the amount of loss that may be used to increase Consolidated EBIT pursuant to the foregoing clause (iii) shall not exceed $4,000,000 in the aggregate. For purposes of calculating Consolidated EBIT, to the extent that the net income (loss) of any Person acquired or consolidated with a Consolidated Company is included in the calculation of Consolidated Net Income (Loss), corresponding additions and deductions of the types described in clauses
     (ii) and (iii) of the preceding sentence shall be made pursuant to this definition for such Person in accordance with GAAP.

          "CONSOLIDATED RENTAL EXPENSE" shall mean, as at any date of determination, total rental expense of the Consolidated Companies determined on a consolidated basis in accordance with GAAP, but excluding
     (i) Synthetic Lease Obligations, and (ii) rental expense for equipment not being leased together with, and included in the same rental or lease agreement as, any related real property.

          "CURRENCY" shall mean, with respect to the Multicurrency Syndicated Loan Subcommitments, each of the following currencies, so long as such currencies remain Eligible Currencies: British pounds sterling, Belgian francs, German marks, Japanese yen, French francs, and from and after becoming generally available in the international currency and exchange markets, the EURO, as selected by Borrower. For purposes of this definition, each of the specific currencies referred to in the immediately preceding sentence shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, E.G., "Japanese yen" means the lawful currency of Japan.

          "FIXED CHARGE COVERAGE RATIO" shall mean the ratio of (i) Consolidated EBITDAR to (ii) the sum of (x) Consolidated Interest Expense, (y) Consolidated Rental Expense, and (z) Capital Expenditures of the Consolidated Companies, in each case as determined on the last day of each fiscal quarter of Borrower on a consolidated basis for the quarter then ending and three immediately preceding fiscal quarters.

          "MASTER SYNDICATED LOAN COMMITMENT" shall mean, at any time for each Lender, the amount of such commitment as in effect at such time as set forth under such Lender's name on SCHEDULE 2.01 (PART I) attached to Amendment No. 3, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.05, any amendment thereof pursuant to Section 10.02, or any assignment thereof pursuant to Section 10.06.

          "MULTICURRENCY SYNDICATED LOAN SUBCOMMITMENT" shall mean, at any time for each Lender, the amount of such commitment as in effect at such time as set forth under such Lender's name on SCHEDULE 2.01 (PART II) attached to Amendment No. 3, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.05, any amendment thereof pursuant to Section 10.02, or any assignment thereof pursuant to Section 10.06.

          "PLEDGE AGREEMENTS" shall mean, collectively, (i) that certain Pledge and Security Agreement dated as of September 30, 1998, from Borrower in favor of the Collateral Agent for the ratable benefit of the Lenders in respect of shares of Vari-Lite Asia, Inc., (ii) that certain Deed of Pledge dated as of 30 September 1998 from Borrower in favor of the Collateral Agent for the ratable benefit of the Lenders in respect of shares of Vari-Lite Europe Holdings Limited, (iii) the Domestic Pledge Agreement, and (iv) each other pledge agreement, security agreement deed of charge, and similar instrument from Borrower or any of its Subsidiaries in favor of the Collateral Agent for the ratable benefit of the Lenders delivered pursuant to the requirements of Section 6.10 hereof, in each case as the same may be amended, restated and supplemented from time to time.

          "PLEDGED STOCK" shall mean, collectively, (i) not less than 65% of all issued and outstanding capital stock, together with not less than 65% of all warrants, stock options, and other purchase and conversion rights in respect of such capital stock, of Vari-Lite Asia, Inc. and Vari-Lite Europe Holdings Limited, (ii) 100% of all issued and outstanding capital stock or other equity or ownership interests, together with not less than 100% of all warrants, options, and other purchase and conversion rights in respect of such capital stock or other equity or ownership interests, of each Domestic Subsidiary of Borrower whose capital stock or other equity or ownership interests are subject to a Pledge Agreement, and (iii) not less than 65% of all issued and outstanding capital stock or other equity or ownership interests, together with not less than 65% of all warrants, options, and other purchase and conversion rights in respect of such capital stock or other equity or ownership interest, of each Foreign Subsidiary whose capital stock or other equity or ownership interests are subject to a Pledge Agreement.

          "SECURITY DOCUMENTS" shall mean, collectively, the Guaranty Agreement, the Pledge Agreements, the Borrower Security Agreement, the Subsidiary Security Agreement, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, and other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, and supplemented from time to time.

          "SWING LINE ADVANCE" shall mean a Borrowing pursuant to Section 2.03 consisting of a Swing Line Loan (which may be made either as a Base Rate Advance or as a Transaction Rate Advance) made to Borrower on the same date and interest rate basis by the same Swing Line Lender and, if made as a Fixed Rate Advance, for the same Interest Period.

          "SWING LINE BORROWING NOTICE" shall mean the notice given by Borrower to a Swing Line Lender (with a copy to the Agent) requesting a Swing Line Advance as provided in Section 2.03(c).

          "SWING LINE COMMITMENT" shall mean the commitment of each Swing Line Lender to make Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed the amount set forth under such Swing Line Lender's name on SCHEDULE 2.01 (PART III) attached to Amendment No. 3.

          "SWING LINE LENDER" shall mean (i) SunTrust Bank, Atlanta, (ii) Chase Bank of Texas, N.A., and (iii) each other Lender extending to Borrower a Swing Line Commitment hereunder, or all of such Lenders, as the context may require.

          "SWING LINE LOANS" shall mean, collectively, the loans made to Borrower pursuant to Section 2.03.

          "SWING LINE NOTE" shall mean the promissory notes evidencing the Swing Line Loans made by each Swing Line Lender, substantially in the form of EXHIBIT N attached to Amendment No. 3 and duly completed in accordance with the terms hereof.

          1.2 SECTION 1.01 of the Credit Agreement is hereby amended by adding the following defined terms and accompanying definitions in proper alphabetical order:

          "AMENDMENT NO. 3" shall mean that certain Amendment No. 3 to Credit Agreement effective as of September 30, 1998, by and among Borrower, the Agent and Collateral Agent, the Co-Agent, and the Lenders, as the same may be amended, restated and supplemented from time to time.

          "BORROWER SECURITY AGREEMENT" shall mean that certain Borrower Security Agreement dated as of November __, 1998, executed by Borrower and granting to the Collateral Agent for the ratable benefit of the Lenders, in the form of EXHIBIT L attached to Amendment No. 3, first priority Liens on the personal property of Borrower as described therein, as the same may be amended, restated and supplemented from time to time.

          "BRAZOS LEASE" shall mean the Ground Lease Agreement dated as of December 21, 1995, among Brazos Beltline Development, Inc., Vari-Lite, Inc., Showco, Inc., Showco Creative Services, Inc., Concert Production Lighting, Inc., and Trideon, Inc., as the same may have been or hereafter be amended, restated and supplemented from time to time.

          "CAPITAL EXPENDITURES" shall mean, for any period and without duplication, the sum of all amounts that would, in conformity with GAAP, be included as (i) additions to property, plant and equipment (including renewals, improvements and replacements thereof) and (ii) other capital expenditures on a consolidated statement of cash flows for the Consolidated Companies for such period.

          "CONSOLIDATED EBITDAR" shall mean, for any fiscal period of Borrower, an amount equal to Consolidated EBITDA PLUS, to the extent subtracted in determining Consolidated Net Income (Loss) in relation thereto, Consolidated Rental Expense of the Consolidated Companies, as determined for such period on a consolidated basis in accordance with GAAP.

          "CONTRIBUTION AGREEMENT SUPPLEMENT" shall mean each Supplement to the Contribution Agreement substantially in the form of ANNEX I attached thereto executed by a Domestic Subsidiary of Borrower pursuant to the requirements of Section 6.10.

          "DOMESTIC PLEDGE AGREEMENT" shall mean the Domestic Pledge and Security Agreement dated as of November __, 1998 executed by Borrower and, if applicable, certain Subsidiaries of Borrower, granting to the Collateral Agent for the ratable benefit of the Lenders, in the form of EXHIBIT K attached to Amendment No. 3, first priority Liens on 100% of all issued and outstanding common stock or other equity or ownership interests, together with 100% of all warrants, stock options, and other purchase and conversion rights with respect to such capital stock or other equity or ownership interests, of each Domestic Subsidiary owned directly by Borrower or such Subsidiaries, as the case may be.

          "DOMESTIC PLEDGE AGREEMENT SUPPLEMENT" shall mean each Supplement to the Domestic Pledge Agreement substantially in the form of ANNEX II or ANNEX III attached thereto, executed by Borrower and, if applicable, certain Subsidiaries of Borrower, in favor of the Collateral Agent for the ratable benefit of the Lenders pursuant to the requirements of Section 6.10.

          "DOMESTIC SHELL SUBSIDIARY" shall mean any Domestic Subsidiary of Borrower that has no assets (other than legally required minimum paid-in capital) or operations.

          "DOMESTIC SUBSIDIARY" shall mean each Subsidiary of Borrower that is not a Foreign Subsidiary.

          "ELIGIBLE CURRENCY" shall mean any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market,
     (iv) that is convertible into Dollars in the international interbank market and (v) as to which a Dollar Equivalent may be readily calculated. If, with respect to any such currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Agent, no longer readily available or freely traded, or (z) in the determination of the Agent, a Dollar Equivalent of such currency is not readily calculable, the Agent shall promptly notify the Lenders and Borrower, and such currency shall no longer be a Currency as provided herein until such time as all of the Lenders agree to reinstate such currency as a Currency hereunder.

          "EURO" shall mean the euro referred to in Council Regulations (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

          "EURO IMPLEMENTATION DATE" shall mean the first date (currently expected to be January 1, 1999) on which the EURO becomes the currency of some or all of the member states of the European Union.

          "EXCLUDED PROPERTY" shall mean any of the following property now owned or hereafter acquired by Borrower or any Domestic Subsidiary of Borrower:
     (a) any property subject to a Permitted Lien of the type described in clauses (a), (b), (h), (i), (j), (l) or (m) of Section 7.02 to the extent that the terms of any instrument or agreement evidencing such Lien or the Indebtedness secured thereby prohibit Liens on such property in favor of the Collateral Agent securing the Obligations, such instruments and agreements as in effect on November __, 1998 being more particularly described on SCHEDULE 1.01-EP attached to Amendment No. 3, (b) the capital stock of any Domestic Shell Subsidiary, and (c) any contract rights or other general intangibles to the extent that the instruments or agreements evidencing such contract rights or other general intangibles prohibit Liens on such contract rights or other general intangibles in favor of the Collateral Agent securing the Obligations, such instruments and agreements evidencing material contract rights or other general intangibles as in effect on November __, 1998 being more particularly described on SCHEDULE 1.01-EP attached to Amendment

     No. 3, PROVIDED THAT all accounts arising from such contract rights or other general intangibles shall not constitute "Excluded Property" for purposes of this Agreement or the other Credit Documents.

          "GUARANTY AGREEMENT SUPPLEMENT" shall mean each Supplement to the Guaranty Agreement substantially in the form ANNEX I attached thereto, executed by a Domestic Subsidiary of Borrower in favor of the Lenders, the Agent and the Collateral Agent pursuant to the requirements of Section 6.10.

          "SUBSIDIARY SECURITY AGREEMENT" shall mean that certain Subsidiary Security Agreement in the form of EXHIBIT M attached to Amendment No. 3, dated as of November __, 1998, executed by the Domestic Subsidiaries of Borrower and granting to the Collateral Agent for the ratable benefit of the Lenders first priority Liens on the personal property of such Domestic Subsidiaries as described therein, as the same may be amended, restated and supplemented from time to time.

          "SUBSIDIARY SECURITY AGREEMENT SUPPLEMENT" shall mean each Supplement to the Subsidiary Security Agreement substantially in the form of ANNEX I attached thereto, executed by a Domestic Subsidiary of Borrower in favor of the Collateral Agent pursuant to the requirements of Section 6.10.

          "YEAR 2000 ISSUES" shall mean the actual and anticipated costs, claims, losses, liabilities, delays, and other consequences associated with the inability of certain computer applications to handle effectively data that includes dates on and after January 1, 2000, as such inability in respect of Borrower and its Subsidiaries and in respect of their respective customers, suppliers and vendors affects the business, operations, liabilities, prospects, and financial condition of Borrower and its Subsidiaries.

          1.3 SECTION 2.01 of the Credit Agreement is hereby amended by deleting the first six words of clause (b) thereof and substituting in lieu thereof the words "the Swing Line Lenders hereby establish. . . ."

          1.4 SECTION 2.03 of the Credit Agreement is hereby amended by deleting said Section 2.03 in its entirety and substituting in lieu thereof the following SECTION 2.03:

          SECTION 2.03.  SWING LINE LOANS.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), each Swing Line Lender agrees to make to Borrower, from time to time prior to the Revolver/Multicurrency Maturity Date, Swing Line Loans in an aggregate principal amount outstanding at any time not to exceed its Swing Line Commitment then in effect; PROVIDED,

     HOWEVER, that the aggregate principal amount of all Swing Line Loans outstanding to all Swing Line Lenders shall at no time exceed $5,000,000. Borrower shall be entitled to repay and reborrow Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

          (b) Each Swing Line Loan shall, at the option of Borrower, be made as a Base Rate Advance or Transaction Rate Advance. The aggregate principal amount of each Swing Line Borrowing shall be not less than $100,000 or a greater integral multiple of $1,000. At no time shall the number of Swing Line Borrowings outstanding under this Section 2.03 to any Swing Line Lender exceed three; PROVIDED THAT, for purposes of determining the number of Swing Line Borrowings outstanding, all Swing Line Borrowings consisting of Base Rate Advances shall be considered as one Swing Line Borrowing.

          (c) Whenever Borrower desires to make a Swing Line Borrowing, it shall give the Swing Line Lender from which the Swing Line Borrowing is being requested (with a copy to the Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such Swing Line Borrowing (each a "Swing Line Borrowing Notice") prior to 10:00 a.m. (local time for the Swing Line Lender) on the date of such Swing Line Borrowing. Each Swing Line Borrowing Notice shall specify the aggregate principal amount of the Swing Line Borrowing, the date of such Swing Line Borrowing (which shall be a Business Day), whether a Transaction Rate Quote is being requested and, if so, the Interest Period to be applicable thereto. If Borrower requests a Transaction Rate Quote as aforesaid, then prior to 12:00 noon (local time for the Swing Line Lender) on such date, the Swing Line Lender receiving such Swing Line Borrowing Notice shall furnish Borrower (with a copy to the Agent) with a quotation of the interest rate being offered with respect to such Swing Line Borrowing (whether expressed as a fixed rate of interest in effect for the Interest Period applicable thereto or as a floating rate of interest based on a specified interest rate index and applicable margin for the Interest Period to be applicable thereto; in either case, a "Transaction Rate Quote") by telephone (promptly confirmed in writing) or by facsimile transmission. Borrower shall immediately inform such Swing Line Lender (with a copy to the Agent) of its decision as to whether to accept the Transaction Rate Quote and to confirm the Swing Line Borrowing (which may be done by telephone, promptly confirmed in writing, and which decision shall be irrevocable). If Borrower has so informed such Swing Line Lender and confirmed the terms of the Swing Line Borrowing, then no later than 2:00 p.m. (local time for the Swing Line Lender) on such date, such Swing Line Lender shall make the principal amount of the Swing Line Loan available to the Agent in immediately available funds at the Pyment Office of the Agent, and the Agent will make available to Borrower such amount by crediting such amount to Borrower's demand deposit account maintained with the Agent. In the event that such Swing Line Lender does not make such amount available to the Agent at the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (d) Borrower's obligations to pay the principal of, and interest on, the Swing Line Loans shall be evidenced by the records of the Agent and each Swing Line Lender and by the Swing Line Note payable to each Swing Line Lender (or the assignor of such Swing Line Lender) completed in conformity with this Agreement.

          (e) The outstanding principal amount under each Swing Line Loan shall be due and payable in full (i) on the expiration of the Interest Period applicable to such Swing Line Loan if outstanding as a Transaction Rate Advance, and (ii) on the Revolver/Multicurrency Maturity Date.

          (f) At any time on the request of any Swing Line Lender, each Lender other than such Swing Line Lender shall purchase a participating interest in all outstanding Swing Line Loans of such Swing Line Lender in an amount equal to its Pro Rata Share of such Swing Line Loans, and such Swing Line Lender shall furnish each Lender with a certificate evidencing such participating interest. Such purchase shall be made on the third Business Day after such request is made; PROVIDED, HOWEVER, that unless an Event of Default has occurred and is continuing on the date such request is made, the purchase of a participating interest in any Swing Line Loan outstanding as a Transaction Rate Advance shall not be required to be made until the expiration of the current Interest Period in effect for such Swing Line Loan. On the date of such required purchase, each Lender will immediately transfer to such Swing Line Lender, in immediately available funds, the amount of its participation. Whenever, at any time after such Swing Line Lender has received from any such Lender the funds for its participating interest in a Swing Line Loan, the Agent or such Swing Line Lender receives any payment on account thereof, the Agent or such Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that if such payment received by the Agent or such Swing Line Lender is required to be returned, such Lender will return to the Agent or such Swing Line Lender any portion thereof previously distributed by the Agent or such Swing Line Lender to it. Each Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Lender requesting such purchase or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or an Event of Default or the termination of any of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of Borrower, any of its Consolidated Subsidiaries, or any other Person,

     (iv) any breach of this Agreement by Borrower or any other Lender, or
     (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that no such obligation shall exist (A) to the extent that the aggregate Swing Line Loans were advanced in excess of the Swing Line Commitment then in effect, or
     (B) with respect to any Swing Line Loan where the Swing Line Lender actually advanced to Borrower net proceeds from the Swing Line Loan (and therefore was not refunding a previous Swing Line Loan) at a time when (x) the Swing Line Lender had actual knowledge that an Event of Default had occurred and then existed, and (y) the Required Lenders had not agreed to waive such Event of Default for purposes of funding such Swing Line Loan.

          1.5 SECTION 2.04(b) of the Credit Agreement is hereby amended by adding the following sentence as the penultimate sentence of said SECTION 2.04(b):

          The aggregate principal amount of each Borrowing of Multicurrency Syndicated Loans made in the EURO shall be in the minimum amounts and multiples determined by the Agent and communicated to Borrower in writing based on the approximate Dollar Equivalent of EUROS for a minimum amount of $500,000 and a multiple of $250,000.

          1.6 SECTION 2.06 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting in lieu thereof the following subsection (a):

                 (a) Subject to Section 2.06(b) below in the case of currency fluctuations, if the aggregate outstanding principal amounts of the Loans exceed at any time the amount of the Master Syndicated Loan Commitments, or if the aggregate outstanding principal amount of the Multicurrency Syndicated Loans exceed at any time the amount of the Multicurrency Syndicated Loan Subcommitments, in either case as reduced in accordance with SCHEDULE 2.01 or pursuant to Section 2.05 or 10.02 or otherwise, Borrower shall immediately repay the Loans and/or the Multicurrency Syndicated Loans, as the case may be, by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount(s).

          1.7 SECTION 3.05(a) of the Credit Agreement is hereby amended by deleting clause (ii) of the second sentence of SECTION 3.05(a) and substituting in lieu thereof the following clause (ii):

          (ii) the aggregate principal amount of the Swing Line Loans from time to time outstanding from any Swing Line Lender shall constitute a usage of the Master Syndicated Loan Commitment only with respect to such Swing Line

     Lender unless and until a participation is purchased in such Swing Line Loans by the other Lenders.

          1.8 SECTION 3.06 of the Credit Agreement is hereby amended by deleting the first sentence of subsection (a) thereof in its entirety and substituting the following sentence as the new first sentence of subsection
(a) of said SECTION 3.06:

          Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances and Transaction Rate Advances (to the extent not outstanding as Fixed Rate Advances) at any time in whole, or from time to time in part, in amounts aggregating $250,000 (or, in the case of Swing Line Borrowings, $100,000) or any greater integral multiple of $1,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment.

          1.9 SECTION 3.09 of the Credit Agreement is hereby amended by deleting SECTION 3.09 in its entirety and substituting in lieu thereof the following SECTION 3.09:

          SECTION 3.09. ILLEGALITY, CURRENCY CONTROL AND EXCHANGE REGULATIONS, MARKET DISRUPTION, ETC.

                 (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding on all parties) at any time (i) that the making or continuance of any Euro Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), (ii) that there have been imposed any currency control or exchange regulations that prohibit Borrower from making payment to the Agent for the account of the Lenders in any particular Currency or which results in any particular Currency ceasing to exist or otherwise qualify as an "Eligible Currency" hereunder, or (iii) that any change occurs in the national or international financial, political or economic conditions that would make it unlawful, impossible, or impracticable for any Lender to make or have outstanding Loans denominated in any particular Currency to Borrower as contemplated by this Agreement, then, in any such event, the Lender shall give prompt written notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

                 (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, Borrower's right to request and such Lender's obligation to fund its portion of Euro Advances, as the case may be (limited in the case of clauses (ii) and (iii) of subsection (a) above to the affected Currency or Currencies) shall be immediately suspended, whereupon any request for a Euro Advance shall, as to such Lender only, (A) if such Loan is not a Multicurrency Syndicated Loan, be deemed to have been a request for a Base Rate Advance, and (B) if such Loan is a Multicurrency Syndicated Loan, be deemed to have been withdrawn unless and until such Lender shall advise the Agent that the circumstances giving rise to such suspension no longer exists. In addition, such Lender may require that all outstanding Eurodollar Loans or Multicurrency Syndicated Loans (in the affected Currency or Currencies) as the case may be, made by it be (A) if such Loan is not a Multicurrency Syndicated Loan, converted to a Base Rate Advance, and
          (B) if such Loan is a Multicurrency Syndicated Loan, repaid (in the affected Currency or Currencies or, if specified by such Lender, in an amount equal to the Dollar Equivalent (as of the date of repayment) of such Multicurrency Syndicated Loan), in which case all such Multicurrency Syndicated Loans (in the affected Currency or Currencies) shall be required to be repaid in full by Borrower as of the effective date of the notice as provided in subsection (c) below; PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this SECTION 3.09(b).

                 (c) For purposes of this SECTION 3.09, a notice to Borrower by any Lender shall be effective as to each such Loan on the last day of the Interest Period currently applicable thereto except where it would be contrary to any currency control or exchange regulations or otherwise unlawful for such Loan to remain outstanding, in which case such notice shall be effective on the date of receipt by Borrower.

          1.10 ARTICLE III of the Credit Agreement is hereby amended by adding a new SECTION 3.20 as follows:

          SECTION 3.20.  EUROPEAN ECONOMIC AND MONETARY UNION.

                 (a) If any Multicurrency Syndicated Advance made (or to be made) on or after the EURO Implementation Date would, but for the provisions of this Section 3.20, be capable of being made in either the EURO or in another Currency, such Multicurrency Syndicated Advance shall be made in the EURO.

                 (b)     With effect on and from the EURO Implementation Date:

                 (i) Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or amounts in another Currency of a member state of the European Union that is participating in the Economic and Monetary Union to be paid to or by the Agent shall, notwithstanding any other provision of this Agreement, be replaced by a reference to such comparable and convenient fixed amount or amounts in the EURO as the Agent may from time to time specify; and

                 (ii) The Agent may notify the other parties to this Agreement of any modifications to this Agreement which the Agent (acting reasonably and after consultation with the other parties to this Agreement) determines to be necessary as a result of the commencement of the third stage of European Economic and Monetary Union and the occurrence of the EURO Implementation Date. So far as possible, such modifications shall be such as to put the parties in the same position as if the EURO Implementation Date had not occurred. However, if and to the extent that the Agent determines that it is not possible to put the parties in such position, the Agent may give priority to putting the Agent and the Lenders into such position. Notwithstanding any other provision of this Agreement, any modifications of which the Agent so notifies the other parties shall take effect in accordance with the terms of such notification; PROVIDED, HOWEVER, that if such modifications shall materially increase the liability and obligations, or materially diminish the rights, of the Consolidated Companies under this Agreement and the other Credit Documents, Borrower may terminate in its entirety the Multicurrency Syndicated Loan Subcommitments of the Lenders (without any corresponding termination or reduction of the Master Syndicated Loan Commitments of the Lenders) and simultaneously repay all outstanding Multicurrency Syndicated Loans, together with all interest accrued and unpaid thereon and all compensation payments that may be due pursuant to Section 3.12 in respect of such payments.

          1.11 ARTICLE V of the Credit Agreement is hereby amended by adding an additional SECTION 5.24 thereto as follows:

          SECTION 5.24. YEAR 2000 ISSUES. Borrower and the other Consolidated Companies have made a full and complete assessment of the Year 2000 Issues and have a realistic and achievable program for remediating the Year 2000 Issues on a timely basis. Based on such assessment and program, Borrower does not reasonably anticipate that Year 2000 Issues will have a Materially Adverse Effect.

          1.12 SECTION 6.07 of the Credit Agreement is hereby amended by deleting clause (ii) of subsection (c) thereof in its entirety and substituting in lieu thereof the following clause (ii):

          (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Sections 6.08 and 6.12 and with Sections 7.01 through 7.05;

SECTION 6.07 of the Credit Agreement is hereby further amended by (i) deleting the word "and" at the end of subsection (s) thereof, (ii) re-lettering existing subsection (t) thereof as subsection (v), and (iii) adding new subsections (t) and (u) as follows:

          (t) (i) Simultaneously with the delivery of each set of annual and semi-annual financial statements referred to in Sections 6.07(a) and
     (b), a statement of a member of Senior Management of Borrower to the effect that nothing has come to Borrower's attention to cause it to believe that the hardware and software systems of Borrower and the other Consolidated Companies will not be Year 2000 compliant on a timely basis in accordance with the Year 2000 plan previously disclosed in writing to the Lenders,
     (ii) within five (5) Business Days after Borrower becomes aware of any deviations from the Year 2000 plan previously disclosed in writing to the Lenders that would cause compliance with such plan to be delayed or not achieved in any material respect, a statement of a member of Senior Management of Borrower setting forth the details thereof and the action that Borrower is taking or proposes to take with respect thereto, and (iii) promptly upon the receipt thereof, a copy of any third party assessments of Borrower's Year 2000 plan, together with any recommendations made by such third party with respect to Year 2000 compliance;

          (u) MONTHLY FINANCIAL STATEMENTS AND REPORTS. As soon as available and in any event within 45 days after the end of each calendar month of each fiscal year of Borrower (but excluding, in the case of the financial statements described in clause (i) below, the final calendar month of each fiscal year), (i) consolidated statements of income, shareholders' equity, and cash flows (including itemization of capital expenditures) for such month, presented on a consolidated basis, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the results of operations and cash flows for such monthly period (subject to normal year-end audit adjustments), and
     (ii) utilization reports for automated luminaires, by location, in such detail as the Agent may reasonably request; and

          1.13 SECTION 6.08 of the Credit Agreement is hereby amended by deleting said Section 6.08 in its entirety and substituting in lieu thereof the following Section 6.08:

          (a) LEVERAGE RATIO. Maintain as of the last day of each fiscal quarter of Borrower, a maximum Leverage Ratio of no greater than the amounts specified below for the period(s) indicated:

     END OF FISCAL QUARTER                              MAXIMUM LEVERAGE RATIO
     -------------------------------------------------------------------------
     4th fiscal quarter of 1998
          fiscal year through 2nd
          fiscal quarter of 1999
          fiscal year                                            57%

     3rd fiscal quarter of 1999
          fiscal year                                            56%

     4th fiscal quarter of 1999
          fiscal year and 1st fiscal
          quarter of 2000 fiscal year                            55%

     All other fiscal quarters                                   50%

          (b) ADJUSTED FUNDED DEBT/EBITDA. Maintain as of the last day of each fiscal quarter of Borrower, a maximum Adjusted Funded Debt/EBITDA Ratio of no greater than the amounts specified below for the period(s) indicated:

                                                         MAXIMUM ADJUSTED FUNDED
     END OF FISCAL QUARTERS                                 DEBT/EBITDA RATIO
     ---------------------------------------------------------------------------
     4th fiscal quarter of
          1998 fiscal year and
          1st fiscal quarter of
          1999 fiscal year                                       3.70:1.00

     2nd fiscal quarter of
          1999 fiscal year                                       3.30:1.00

     3rd fiscal quarter of
          1999 fiscal year                                       2.95:1.00

     4th fiscal quarter of 1999 fiscal


          year and all fiscal quarters thereafter                2.50:1.00

                 (c) FIXED CHARGE COVERAGE. Maintain as of the last day of each fiscal quarter of Borrower a minimum Fixed Charge Coverage Ratio of no less than the amounts specified below for the period(s) indicated:

                                                      MINIMUM FIXED CHARGE
     END OF FISCAL QUARTERS                              COVERAGE RATIO
     ---------------------------------------------------------------------
     4th fiscal quarter of
          1998 fiscal year and 1st
          fiscal quarter of 1999 fiscal year                0.54:1.00

     2nd fiscal quarter of
          1999 fiscal year                                  0.66:1.00

     3rd fiscal quarter of
          1999 fiscal year                                  0.92:1.00

     4th fiscal quarter of
          1999 fiscal year                                  1.12:1.00

     1st fiscal quarter of
          2000 fiscal year and thereafter                   1.20:1.00

          (d) CONSOLIDATED NET WORTH. Maintain as of the last day of each fiscal quarter of Borrower, a Consolidated Net Worth equal to or greater than the Minimum Compliance Level. The "Minimum Compliance Level" shall, as of any date of determination, equal to the sum of (1) $42,000,000, PLUS
     (2) an additional amount calculated as of the last day of each fiscal year of Borrower, commencing with the fiscal year ending September 30, 1998, equal to 50% of the Consolidated Net Income for such fiscal year of Borrower then ending, PLUS (3) without duplication of any amount reflected in the preceding clause (2), the amount of any gain recognized by Borrower in the settlement of pending litigation that is included in the calculation of Consolidated Net Worth, and PLUS (4) the net proceeds of any equity offering consummated by any Consolidated Company since the last date of the determination of Minimum Compliance Level; PROVIDED, HOWEVER, in the event that the Consolidated Companies suffer a net loss for any fiscal year, Consolidated Net Income shall be deemed to be $0, and further provided that amounts calculated pursuant to clauses (2), (3) and (4) above shall be permanent increases in the Minimum Compliance Level so that in no event shall the Minimum Compliance Level at any date of determination be less than the amount required at any preceding date of determination.

          (e) FOURTH FISCAL QUARTER CALCULATIONS. SCHEDULE 6.08-B attached to Amendment No. 3 sets forth the calculation of the estimated financial covenant amounts, ratios, and percentages required by subsections (a) through (d) of this Section 6.08 calculated, using preliminary financial results and information as of the end of the 4th fiscal quarter of Borrower's 1998 fiscal year; PROVIDED, HOWEVER, that because Borrower has not prepared final financial statements for the fourth fiscal quarter of Borrower's 1998 fiscal year, such calculations represent estimates only based on Borrower's preliminary financial statements prepared from financial information currently available to Borrower, and no representations or warranties are made as to the accuracy of the calculations set forth in SCHEDULE 6.08-B.

          1.14 SECTION 6.10 is hereby amended by deleting subsections (a) and (b) of said Section 6.10 in their entirety and substituting in lieu thereof new subsections (a) and (b) as follows:

          (a)    [INTENTIONALLY OMITTED]

          (b) Promptly after (i) the formation or acquisition of any Subsidiary of Borrower not listed on SCHEDULE 5.01, (ii) the domestication of any Foreign Subsidiary of Borrower, or (iii) the occurrence of any other event creating a new Subsidiary of Borrower, Borrower shall execute and deliver, and cause to be executed and delivered, the following documents, in each case in form and substance satisfactory to the Agent:

          (x) With respect to each Domestic Subsidiary (other than a Domestic Shell Subsidiary) so formed, acquired, domesticated or otherwise created, the following documents: (1) a Guaranty Agreement Supplement from such Domestic Subsidiary, (2) a Domestic Pledge Agreement Supplement executed by the owner(s) of the capital stock or other equity or ownership interests in such Domestic Subsidiary, together with appropriate stock powers and endorsements, (3) a Subsidiary Security Agreement Supplement executed by such Domestic Subsidiary, together with appropriate Uniform Commercial Code financing statements and other filings necessary or appropriate to perfect the security interests in the collateral therein described, (4) a Contribution Agreement Supplement executed by such Domestic Subsidiary, and (5) related documents of the type described in
                 Section 4.01(d), (e), (f), (g), (h), and (k); and

          (y) With respect to each Foreign Subsidiary so formed, acquired, or otherwise created, the following documents: (1) a Pledge Agreement with respect to not less than sixty-five percent (65%) of the capital stock or other equity or ownership interests of such Foreign Subsidiary (as specified in the immediately following sentence) if such Foreign Subsidiary is directly owned by Borrower or a Subsidiary that is not, and is not directly or indirectly controlled by, a Foreign Subsidiary, together with such certificates or other instruments as may evidence the Pledged Stock subject thereto, with appropriate stock powers and endorsements, and (2) such opinions, officer's certificates and other evidence as to the enforceability and priority of the Liens granted thereby as may be requested by the Agent; PROVIDED, HOWEVER, that Borrower shall not be required at such time to execute and deliver, or cause to be executed and delivered, a Pledge Agreement with respect to any capital stock of a Foreign Subsidiary that may be included as one of the Non-Material Foreign Subsidiaries without causing the portion of the Consolidated EBITDA or Consolidated Tangible Assets contributed or possessed by such Non-Material Foreign Subsidiaries in the aggregate (on a pro forma basis) to exceed the specified percentage of Consolidated EBITDA or Consolidated Tangible Assets set forth in the definition of the term "Non-Material Foreign Subsidiaries." In complying with the requirements set forth in the immediately preceding sentence, (i) Borrower shall pledge capital stock or other equity or ownership interests of that Foreign Subsidiary or those Foreign Subsidiaries that have contributed or possessed, or would have contributed or possessed (on a pro forma basis), the greatest portion of such Consolidated EBITDA or Consolidated Tangible Assets for the most recently ended fiscal quarter of Borrower, and (ii) all other Foreign Subsidiaries whose capital stock shall not have been pledged pursuant to this Section 6.10 shall in the aggregate qualify (on a pro forma basis) as Non-Material Foreign Subsidiaries as defined herein.

                 1.15 ARTICLE VI of the Credit Agreement is hereby amended by adding new Sections 6.11, 6.12 and 6.13 thereto as follows:

                 SECTION 6.11. YEAR 2000 COMPLIANCE. Take, and cause its Subsidiaries to take, all actions reasonably necessary to implement the Year 2000 plan previously disclosed to the Lenders and otherwise to assure that the Year 2000 Issues will not have a Materially Adverse Effect. Upon request by any Lender or the Agent, Borrower will provide the Lenders a written updated description of its Year 2000 compliance program. Borrower will promptly advise the Lenders and the Agent of any reasonably anticipated Materially Adverse Effect as a result of any Year 2000 Issues.

                 SECTION 6.12. COLLATERAL REQUIREMENT FOR EQUIPMENT AND OTHER PROPERTY. Grant and convey, and cause its Domestic Subsidiaries to grant and convey, to Collateral Agent for the ratable benefit of the Lenders and Agent, a first-priority perfected Lien on those assets of Borrower and its Domestic Subsidiaries that constitute lighting and sound equipment, machinery and tools, furniture and fixtures, office and computer equipment, work in progress and raw materials inventory, and any other fixed assets classified on Borrower's consolidated financial statements as "equipment and other property", such that at all times all such assets of Borrower and its Domestic Subsidiaries that are subject to such Lien shall not be less than seventy-five percent (75%) of all the assets of the Consolidated Companies of the same types, in each case determined by the book value of such assets, net of depreciation, in accordance with GAAP. Borrower shall execute and deliver, and cause its Domestic Subsidiaries to execute and deliver, such documents as Collateral Agent may reasonably require in order to evidence such Liens, together with appropriate collateral filings, recordings and registrations, and reports, certificates and opinions evidencing and confirming the perfection and priority of such Liens.

                 SECTION 6.13. MOVEMENT OF LUMINAIRES. If any automated luminaires that are located outside the United States of America and owned by Borrower or any of its Subsidiaries receive no utilization for a period in excess of 90 days, Borrower or its Subsidiaries will promptly cause such automated luminaires to be taken (i) to another location where such automated luminaires are under contract for sale or lease, or (ii) to a storage location in the United States of America in a jurisdiction where such automated luminaires are subject to a Lien in favor of the Collateral Agent for the benefit of the Lenders duly perfected by the filing of all necessary Uniform Commercial Code financing statements in such jurisdiction; PROVIDED, HOWEVER, that the foregoing requirement shall not apply to automated luminaires in the possession and control of (x) dealers and distributors that are not Affiliates of Borrower or its Subsidiaries, or (y) the Dubai division of Vari-Lite, Inc. so long as the aggregate value (expressed in Dollars) of all such automated luminaires at the Dubai division at any time does not exceed $3,750,000.

          1.16 SECTION 7.03 of the Credit Agreement is hereby amended by deleting subsection (c) of said Section 7.03 in its entirety and substituting in lieu thereof a new subsection (c) as follows:

          (c) Acquisitions (i) which have been approved in advance by a majority of the board of directors of the seller, (ii) where the information required to be delivered to the Lenders pursuant to Section 6.07(h) has been provided and the Required Lenders have approved the Acquisition, and (iii) which are in compliance with the terms of Section 7.07, where the total consideration to be paid by the Consolidated Companies does not exceed (1) with respect to any Acquisition or related series of Acquisitions, 40% of the Consolidated Net Worth of Borrower, as calculated as of the last day of the most recently ended fiscal quarter of Borrower, and (2) with respect to all Acquisitions made during such fiscal quarter and the most recent three fiscal quarters of Borrower, an amount equal to the Consolidated EBITDA for the most recently ended four fiscal quarters of Borrower;

          1.17 ARTICLE VII of the Credit Agreement is hereby amended by adding new Sections 7.13, 7.14 and 7.15 at the end of said Article VII, as follows:

          SECTION 7.13. CAPITAL EXPENDITURES. Incur or otherwise permit to be made Capital Expenditures for the periods specified below in an aggregate amount in excess of the amount specified for such period:

          FISCAL QUARTER(S)                               MAXIMUM AMOUNT
          --------------------------------------------------------------
          1st fiscal quarter of 1999
          fiscal year                                       $ 4,500,000

          1st and 2nd fiscal quarters of 1999
          fiscal year (cumulative total)                    $ 7,500,000

          1st, 2nd and 3rd fiscal quarters of 1999
          fiscal year (cumulative total)                    $10,500,000

          1999 fiscal year
          (cumulative total)                                $13,000,000

                 SECTION 7.14.  BANK ACCOUNTS AND CASH.

          (a) Maintain any deposit or other bank accounts with any banks or other depositary institutions other than the Lenders and Affiliates of the Lenders, except that Borrower and its Subsidiaries may maintain accounts with such other banks or other depositary institutions where the aggregate amount maintained in all such accounts does not exceed $2,000,000 (or the Dollar Equivalent thereof) at any time.

          (b) Maintain cash or cash equivalents in Foreign Subsidiaries in an aggregate amount in excess of $5,000,000 (or the Dollar Equivalent thereof) at any time.

                 SECTION 7.15. OPERATING LEASES. Enter in or maintain in effect as lessee thereunder operating leases in respect of equipment and other personal property having aggregate payments thereunder in excess of $1,000,000 in any fiscal year of Borrower.

          1.18 ARTICLE VIII of the Credit Agreement is hereby amended by adding a new Section 8.15 thereto immediately following Section 8.14, as follows:

                 SECTION 8.15. BRAZOS LEASE. Any "Event of Default" shall occur or exist under the terms of the Brazos Lease, or any "Default" shall occur or exist under the terms of the "Guaranty" (as defined in the Brazos Lease) given by Borrower in respect of the Brazos Lease;

          1.19 SECTION 10.02 of the Credit Agreement is hereby amended by deleting clause (vi) in its entirety and substituting in lieu thereof the following clause (vi):

                 (vi) Agree to release any Guarantor from its obligations under any Guaranty Agreement or release any collateral from the Lien of the Security Documents (PROVIDED, HOWEVER, that (1) no agreement to any such release shall be required from any Lenders in connection with
          (x) any Asset Sale expressly permitted by Section 7.03(b) or any Sales/Leases effected in the ordinary course of business consistent with prior practices, or (y) any grant by Borrower or any other Consolidated Company of any Lien on any of the collateral described in the Security Documents where such Lien is of the type described in clauses (b), (h), (i), (l) or (m) of Section 7.02 where, as a result of the grant of such Lien, such collateral then constitutes Excluded Property hereunder, and (2) at the request and sole expense of Borrower, so long as there exists no Default of Event of Default hereunder, the Collateral Agent will deliver such documents reasonably requested by Borrower to evidence such release), or

          1.20 SECTION 10.05 of the Credit Agreement is hereby amended by deleting said Section 10.05 in its entirety and substituting in lieu thereof the following Section 10.05:

                 SECTION 10.5. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, during the continuance of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder, or by any Affiliate of such Lender or holder, to any Credit Party, whether or not related to this Agreement or any transaction hereunder.

          1.21 The Credit Agreement is hereby amended by adding SCHEDULE 1.01-EP, SCHEDULE 2.01 and SCHEDULE 6.08-B thereto in the forms attached to this Amendment.

          SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written (the "EFFECTIVE DATE") on the first day when the following conditions have been satisfied:

          (a) This Amendment shall have been executed and delivered by Borrower, the Lenders, the Agent and the Co-Agent;

          (b) The Swing Line Notes shall have been executed by Borrower and delivered to the Collateral Agent;

          (c) The Borrower Security Agreement and Subsidiary Security Agreement, together with accompanying agreements and UCC-1 financing statements, shall have been executed by Borrower and the Domestic Subsidiaries of Borrower, as the case may be, and delivered to the Collateral Agent;

          (d) The Domestic Pledge Agreement, together with all original stock certificates referenced therein and appropriately completed stock powers executed in blank, shall have been executed by Borrower and any Domestic Subsidiaries of Borrower that are parties thereto, as the case may be, and delivered to the Collateral Agent;

          (e) The Agent shall have received certificates of the Secretary or Assistant Secretary of Borrower and each Domestic Subsidiary attaching and certifying copies of the resolutions of their respective boards of directors authorizing the execution, delivery and performance of this Amendment and all Credit Documents to be executed and delivered by Borrower and its Domestic Subsidiaries pursuant to the terms of this Amendment;

          (f) The Agent shall have received examination reports from the Uniform Commercial Code, judgment, and tax lien records of the jurisdictions of the principal places of business and chief executive offices of Borrower and its Domestic Subsidiaries and those jurisdictions where any tangible personal property of Borrower and its Domestic Subsidiaries are located, reflecting no Liens other than those expressly permitted by the Credit Agreement;

          (g) The Agent shall have received copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any applicable law or by any material contractual obligation of Borrower or any of its Subsidiaries, in connection with the execution, delivery, performance, validity and enforceability of this Amendment and the Credit Documents being executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect;

          (h) The Agent shall have received a certificate of Borrower and each Domestic Subsidiary, as the case may be, dated as of the date hereof, signed by the Secretary or an Assistant Secretary of Borrower or such Subsidiary, as the case may be, certifying (i) as to the names, true signatures and incumbency of the officer or officers of Borrower or such Subsidiary authorized to execute and deliver this Amendment and each other Credit Document being executed and delivered pursuant to the requirements of this Amendment, and (ii) that Borrower's or such Subsidiary's articles or certificate of incorporation and by-laws attached to such certificate have not been amended or modified and are in full force and effect as of the date hereof;

          (i)    The Agent shall have received the favorable opinion of Vinson
     & Elkins L.L.P., counsel to Borrower and its Domestic Subsidiaries addressed to the Agent and Collateral Agent, the Co-Agent, and the Lenders, covering such matters relating to Borrower and the Domestic Subsidiaries and the transactions contemplated by this Amendment and the Credit Documents being delivered pursuant to this Amendment, as the Lenders may reasonably request;

          (j) Borrower shall have paid to the Agent, for the benefit of each Lender, a total amendment fee equal to $75,000, payable to each Lender in the amount of $15,000;

          (k) The Agent shall have received stock certificate(s) representing the Pledged Stock with respect to Vari-Lite Asia, Inc.; and

          (l) The Agent shall have received payment in full from Borrower for all outstanding costs and expenses required to be paid or reimbursed by Borrower under the Credit Agreement, including without limitation, all professional fees and expenses of counsel for the Agent and Collateral Agent.

          SECTION 3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Lenders and the Agents as follows:

          3.1 The execution, delivery and performance by Borrower of this Amendment, and by Borrower and the Domestic Subsidiaries of the Credit Documents being delivered pursuant to this Amendment, are within Borrower's and such Subsidiaries' corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles or certificate of incorporation or by-laws of Borrower or any such Subsidiary or any indenture, agreement or other instrument to which Borrower or any such Subsidiary is a party or by which Borrower or any such Subsidiary or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

          3.2 This Amendment and the Credit Documents being delivered pursuant to this Amendment constitute the legal, valid and binding obligations of Borrower and its Domestic Subsidiaries, enforceable against Borrower and its Domestic Subsidiaries in accordance with their terms.

          3.3 After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the Effective Date.

          SECTION 4. SURVIVAL. Each of the foregoing representations and warranties and each of the representations and warranties made in the Credit Agreement (other than those made only as of a specified date) shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Agent or the Collateral Agent.

          SECTION 5. NO WAIVER, ETC. Borrower hereby agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement, other than any Default or Event of Default that ceases to exist as a result of the amendments made by the express provisions of this Amendment. Borrower hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders. In addition, Borrower acknowledges and agrees that it has no defenses, counterclaims, offsets or objections in its favor against any Lender with regard to any of the obligations due under the terms of the Credit Agreement or otherwise as of the date of this Amendment.

          SECTION 6. AFFIRMATION OF COVENANTS. Borrower hereby affirms and restates as of the date hereof all covenants set forth in the Credit Agreement, as amended hereby, and such covenants are incorporated by reference herein as if set forth herein directly.

          SECTION 7. RATIFICATION OF CREDIT AGREEMENT. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement as amended herein. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

          SECTION 8. BINDING NATURE. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

          SECTION 9. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all reasonable costs and expenses of the Agent and the Collateral Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Collateral Agent with respect thereto and with respect to advising the Agent and the Collateral Agent as to its rights and responsibilities hereunder and thereunder. In addition, Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent, the Collateral Agent, the Co-Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          SECTION 10. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

          SECTION 11. ENTIRE UNDERSTANDING. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

          SECTION 12. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

                      [Signatures Set Forth on Next Page]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

                              VARI-LITE INTERNATIONAL, INC.


                              By:
                                   Name:
                                   Title:


                              SUNTRUST BANK, ATLANTA,
                               INDIVIDUALLY AND AS AGENT AND COLLATERAL
                               AGENT


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              BROWN BROTHERS HARRIMAN & CO.,
                              INDIVIDUALLY AND AS CO-AGENT


                              By:
                                   Name:
                                   Title:


                              CHASE BANK OF TEXAS, N.A.
                              (FORMERLY TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION)


                              By:
                                   Name:
                                   Title:

                              COMERICA BANK-TEXAS


                              By:
                                   Name:
                                   Title:


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:
                                   Name:
                                   Title: